UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 27, 2021

U.S. ENERGY CORP.

(Exact Name of Company as Specified in its Charter)

Wyoming	000-06814	83-0205516
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

675 Bering Drive, Suite 100, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	USEG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Effective on January 27, 2021, Patrick E. Duke resigned from the Board of Director of U.S. Energy Corp. (the “Company”). Mr. Duke’s resignation was not in connection with a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company wishes Mr. Duke future success and thanks Mr. Duke for his service to the Company.

(c)

To fill the vacancy left by Mr. Duke’s resignation, the Board of Directors, with the recommendation of the Nominating Committee of the Board of Directors, appointed Mr. Ryan L. Smith, the current President, Chief Executive Officer and Chief Financial Officer of the Company, to the Board of Directors, effective January 28, 2021. Mr. Smith, in filling Mr. Duke’s vacancy on the Board, will serve as a Class Two director, and will be up for reappointment at the 2021 annual meeting of stockholders.

There are no arrangements or understandings between Mr. Smith or any other persons, pursuant to which Mr. Smith was selected as a director.

Mr. Smith is not a party to any material plan, contract or arrangement (whether or not written) with the Company, other than his March 5, 2020, employment agreement, which is described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 10, 2020, which information is incorporated by reference herein.

Mr. Smith is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Smith is not expected to be appointed to any committees of the Board of Directors.

There are no family relationships between any director or executive officer of the Company, including, but not limited to Mr. Smith.

Mr. Smith’s biographical information is provided below:

Ryan L. Smith, age 38, has served as the Company’s Chief Executive Officer since December 2019 and as the Company’s Chief Financial Officer since May 2017. Mr. Smith consulted for the Company from January 2017 to May 2017. Prior to this position, Mr. Smith served as Emerald Oil Inc.’s Chief Financial Officer from September 2014 to January 2017, and Vice President of Capital Markets and Strategy from July 2013 to September 2014. Prior to joining Emerald, Mr. Smith was a Vice President in Canaccord Genuity’s Investment Banking Group focused solely on the energy sector. Mr. Smith joined Canaccord Genuity in 2008 and was responsible for the execution of public and private financing engagements along with mergers and acquisitions advisory services. Prior to joining Canaccord Genuity, Mr. Smith was an Analyst in the Wells Fargo Energy Group, working solely with upstream and midstream oil and gas companies. Mr. Smith holds a Bachelor of Business Administration degree in Finance from Texas A&M University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

Dated:	January 28, 2021